GlobeTel Announces Additional Equity Infusion of $6.4 Million from Current
                            Institutional Investors


January 9, 2006--Fort Lauderdale, Florida. GlobeTel Communications Corp (Amex:
GTE) today announced that Institutional Investors have agreed to exercise $6.8 million in equity warrants received in connection with their purchase of $4.5 million of convertible notes completed in August, 2005. This will result in the delivery to the company of approximately $6.4 million of new capital, after offering expenses. Under the terms of the transaction, the investors have agreed to exchange their existing rights for a total of 1,935,606 new warrants having an exercise price of $4.00 per share. These warrants will expire in August 2008. The Company is not required to file a registration statement for these warrants in the near term, however, under certain circumstances, the investors may "piggy-back" on any future registration statement. After January 2007, the investors may request registration of the shares which underlie the warrants.

The investors' original investment in Globetel's convertible notes was fully converted into equity in the Company during the fourth quarter of 2005. As a result, all of GlobeTel's outstanding debt has now been converted into common equity in the Company and GlobeTel is now debt free. The additional capital infused in connection with today's announcement will increase the total paid-in equity in the Company, providing additional capital resources for deployment in the company's various businesses.

Timothy Huff, CEO of Globetel Communications Corp stated: "Today's announcement further solidifies the financial strength of the Company. This, along with our recently-announced GlobeTel Wireless transaction in Russia, and in concert with other important transactions currently under negotiation, places us in a much stronger position to expedite an array of potential revenue-generating opportunities in each of our five business units. We look forward to further successful and dynamic growth during 2006. The Company is rapidly making the transition from a R&D company, to a Sales and Growth company.

About GlobeTel Communications Corp:

GlobeTel is a diversified, global Telecommunications and Financial Services Company. GlobeTel operates business units in: (i) Stored Value & Remittance Cards as a MasterCard certified processor; (ii) VoIP Carrier-grade, Long-distance Services to major long-distance companies; (iii) VoIP development, technology and equipment manufacturing; (iv) advanced WiMax services utilizing GlobeTel's proprietary "Hotzone" technology; and (v) the development, manufacturing, marketing and provision of near space platforms known as Stratellites, which will soon seamlessly integrate all of GlobeTel's communications and financial services technologies around the world.

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Operating on a global basis, GlobeTel has historically focused its business development on markets outside of the United States. Current operations and business relationships exist in Asia, Europe, South America, Mexico and the Caribbean.

For more information, please go to: http://www.globetel.net.
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Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "project," "intend," "expect" "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (finance or operating) or achievements to differ from future results, performance (financing and operating) or achievements expressed or implied by such forward-looking statements. Sanswire Networks and the launch of the Company's high-altitude airship are subject to various risk factors and investors should construe any such investment as speculative. The above are more fully discussed in the Company's SEC filings.

Contact:
GlobeTel Communications Corp., Fort Lauderdale
Sibylle Faye Yakan, 954-241-0590
investors@globetel.net
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